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                                                             Exhibit 3.22

                                     BY-LAWS
                                       OF
                             NERC ACQUISITION CORP.
                         [Now known as Bertucci's, Inc.]
                                    ARTICLE I
                       ARTICLES OF ORGANIZATION, STATUTORY
                        REFERENCE SHAREHOLDER AGREEMENTS

         All provisions of these by-laws for the regulation and management of the affairs of the corporation shall be subject to such provisions in regard thereto, if any, as set forth in the Articles of Organization of the corporation, the Business Corporation Law of the Commonwealth of Massachusetts, and any agreement from time to time in effect among the corporation's stockholders, as the same may be amended from time to time.

                                   ARTICLE II
                     PLACE OF BUSINESS, SEAL AND FISCAL YEAR

         1. PLACE. The corporation shall have its principal office at the post office address initially selected by the Incorporators until otherwise changed by the Board of Directors and have branch offices at such other place or places as the Board of Directors may from time to time appoint. Following any change in the post office address of the corporation previously adopted, a certificate of such change shall, if required, be filed forthwith with the Secretary of State of the Commonwealth of Massachusetts.

         2. SEAL. The seal of the corporation shall, subject to alteration by the Board of Directors, consist of a circular die containing the corporation's name, the word "Massachusetts" and the year of its incorporation.

         3. FISCAL YEAR. Except as from time to time otherwise determined by the Board of Directors, the fiscal year of the corporation shall end on the date initially adopted by the Incorporators in the Articles of Organization. Following any change in the fiscal year previously adopted, a certificate of such change, signed under the penalties of perjury by the Clerk, or an Assistant Clerk, shall be filed forthwith with the Secretary of State of the Commonwealth of Massachusetts.

                                   ARTICLE III
                                  STOCKHOLDERS

         1. PLACE OF MEETINGS. All meetings of stockholders shall be held within the Commonwealth of Massachusetts unless the Articles of Organization permit the holding of stockholder meetings outside Massachusetts, in which event such meetings may be held within or without Massachusetts. Meetings of the stockholders shall be held at the principal office of the corporation unless a different place is fixed by the Board of Directors or the President and stated in the notice of the meeting.

         2. ANNUAL MEETINGS. The annual meeting of the stockholders shall be held on the date initially fixed in the Consent of Incorporator in each year at nine o'clock A.M. (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) unless a different hour is fixed by the Board of Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in
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addition to those prescribed by law, by the Articles of Organization or by these
By-Laws, may be specified by the Board of Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

         3. SPECIAL MEETINGS. Special meetings of stockholders may be called by the President or by the Board of Directors. Upon written application of one or more stockholders who are entitled to vote and who hold at least ten percent of the capital stock entitled to vote at the meeting, special meetings shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer.

         4. NOTICE OF MEETINGS. A written notice of every meeting of the stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Clerk or other person calling the meeting at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of Organization or by these By-Laws, is entitled to such notice, by leaving such notice with such stockholder or at the residence or usual place of business such stockholder, or by mailing it postage prepaid, or by express overnight courier service, or by electronic facsimile transmission, and addressed to the address of such stockholder as it appears upon the books of the corporation.

         Whenever any notice is required to be given to a stockholder by law, by the Articles of Organization or by these By-Laws, no such notice need be given if a written waiver of notice, executed before or after the meeting by the stockholder or the attorney of such stockholder thereunto duly authorized, is filed with the records of the meeting.

         5. QUORUM. Unless the Articles of Organization or an agreement among stockholders of the corporation otherwise provides a majority vote of the stock issued, outstanding and entitled to vote at a meeting of stockholders shall constitute a quorum, except that if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class a quorum shall consist of a majority vote of the stock of that class issued, outstanding and entitled to vote.

         6. ADJOURNMENTS. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as clerk of such meeting, if no stockholder is present. It shall not be necessary to notify any stockholder of any adjournment. Any business which could have been transacted at any meeting of the stockholders as originally called may be transacted at any adjournment thereof.

         7. VOTING AND PROXIES. Each stockholder shall have one vote for each share of stock entitled to vote held by such stockholder of record according to the records of the corporation and proportionate vote for a fractional share so held by such stockholder, unless otherwise provided by the Articles of Organization. Capital stock shall not be voted if any installment of the subscription therefor has been duly demanded in accordance with the law of the Commonwealth of Massachusetts and is overdue and unpaid. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting, but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them, unless at or prior to
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exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purported to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

         8. VOTE NECESSARY TO DECIDE QUESTIONS. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter), except where a larger vote is required by law, the Articles of Organization, any agreement from time to time in effect among the corporation's stockholders, or these By-Laws, shall decide any matter to be voted on by the stockholders.

         Any election of directors or officers by the stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its stock.

         9. ACTION WITHOUT MEETING. Any action to be taken by the stockholders may be taken without a meeting if all the stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of the stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE IV
                                    DIRECTORS

         1. DIRECTORS AND-ELECTION: A Board of Directors of the corporation which shall not be less than three (3), except that whenever there shall be only two (2) Stockholders the number of Directors shall not be less than two (2) and whenever there shall be only one (1) Stockholder the number of Directors shall be not less than one (1), as shall be fixed by the stockholders (except as that number may be increased or decreased by the Board of Directors acting pursuant to Section 2 of this Article) shall be elected by the stockholders at their annual meeting by such stockholders as have the right to vote thereon.

         2. ENLARGEMENT OR REDUCTION OF THE BOARD OF DIRECTORS. The size of the Board of Directors may be increased or decreased and one or more additional Directors elected at any meeting of the stockholders or by vote of a majority of the Directors then in office.

         3. VACANCIES: Any vacancy in the Board of Directors, including a vacancy resulting from the enlargement of the Board of Directors, unless and until filled by the stockholders, may be filled by the Directors. Provided, however, if one or more Directors are elected by a particular class of stockholders, then, unless and until filled by such class of stockholders, a vacancy in such class shall be filled only by the remaining Directors elected by such class.

         4. TENURE AND RESIGNATION. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, Directors shall hold office until the next annual meeting of the stockholders and thereafter until their successors are chosen and qualified. Any Director may resign by delivering a written resignation to the corporation at its principal office or to the President or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
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         5. REMOVAL. Directors elected by stockholders, including persons elected by the Directors to fill vacancies in the Board of Directors, may be removed from office with or without cause by vote of a majority of the stockholders entitled to vote in the election of the Directors. Directors appointed by the Board of Directors may be removed with or without cause by vote of a majority of the Directors then in office. Provided, however, in all cases that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class. In all cases hereunder, a Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing such removal.

         6. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held each year, without formal call or notice, immediately after and at the same place as the annual meeting of the stockholders or any adjournment or special meeting held in lieu thereof. Other regular meetings of the Board of Directors may be held without call or notice at such times and at such places, within or without Massachusetts, as the Board of Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination.

         7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time and place, within or without Massachusetts, designated in a call by the President, Treasurer or two or more Directors.

         8. TELEPHONE CONFERENCE MEETING. Members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such conference telephone or similar communications equipment shall constitute presence in person at a meeting.

         9. NOTICE OF SPECIAL MEETINGS. Notice of all special meetings of the Board of Directors shall be given to each Director by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone, telegram, express overnight courier service, or electronic facsimile transmission sent to the business or home address of such Director at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to the business or home address of such Director at least forty-eight (48) hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by such Director before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of such notice. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

         10. QUORUM. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the adjourned meeting may be held without further notice.

         11. VOTE NECESSARY TO TAKE ACTION. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present, unless a different vote is specified by law, by the Articles of Organization or by these By-Laws, shall be sufficient to take any action on behalf of the Board of Directors.

         12. ACTION BY CONSENT. Any action by the Board of Directors may be taken without a meeting if a written consent thereto is signed by all of the Directors and filed with the records of the Board of Directors' meetings. Such
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consent shall be treated as a vote of the Directors for all purposes.

         13. COMMITTEES. The Board of Directors may, by a vote of a majority of the Directors then in office, elect from their number an executive committee or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-Laws they are prohibited from delegating to such committee. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Board of Directors.

         14. POWERS OF BOARD OF DIRECTORS. The business of the corporation shall be managed by the Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

         15. COMPENSATION. The Directors shall not receive any compensation for their services as Directors, except that Directors who are not full-time employees of the corporation may be paid a reasonable fee for expenses and for attendance at meetings. Nothing herein contained shall preclude any Director from serving the corporation in any other capacity as officer, agent or otherwise, and from being reasonably compensated therefor.

                                    ARTICLE V
                                    OFFICERS

         1. ENUMERATION. The officers of the corporation shall consist of a President, a Treasurer, a Clerk and such other officers, including a Chairman of the Board, one or more Vice Presidents, Assistant Treasurers, and Assistant Clerks as the Board of Directors may determine.

         2. ELECTION. The Chairman, if any, President, Treasurer and Clerk of the corporation shall be elected annually by the Board of Directors at their first meeting following the annual meeting of the stockholders.

         Other officers and agents may be chosen or appointed by the Board of Directors in such manner as they determine.

         3. ELIGIBILITY. No officer need be a stockholder. So far as is permitted by law any two or more offices may be held by the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of the duties of such officer to the corporation in such amount and with such sureties as the Board of Directors may determine.

         4. TERM. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, Treasurer and Clerk of the corporation shall hold office until the first meeting of the Board of Directors following the annual meeting of the stockholders and thereafter until their respective successors are chosen and qualified; and all other officers shall hold office until the first meeting of the Board of Directors following the annual meeting of the stockholders, unless a different term is specified in the vote choosing or appointing them.

         5. RESIGNATIONS. Any officer may resign the office then held by such officer by delivering a written resignation to the corporation at its principal office or to the President or Clerk and such resignation shall be effective upon
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receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         6. REMOVAL. The Board of Directors may remove any officer with or without cause by a vote of a majority of the Directors then in office, provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

         7. VACANCIES. In case a vacancy shall occur, for any reason, in any office of the corporation, the Board of Directors may choose a person to fill such vacancy. An officer so elected shall hold office for the unexpired term of the predecessor to such office and until a successor is chosen and qualified.

         8. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall be the Chief Executive Officer and General Manager of the corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         The Chairman of the Board of Directors may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The Chairman of the Board of Directors may execute promissory notes, bids, checks and all other types of agreements and documents on behalf of the corporation.

         9. PRESIDENT. The President of the corporation shall perform such duties and have such authority as may from time to time be delegated by the Chairman of the Board of Directors or by the Board of Directors. In the absence of the Chairman of the Board of Directors or in the event of the inability of the Chairman of the Board of Directors to act or in the event there should be no Chairman of the Board of Directors holding office, the President shall perform the duties of the Chairman of the Board of Directors and have the powers of the Chief Executive Officer of the corporation and when so acting shall have all of the powers of and be subject to all of the restrictions of the Chairman of the Board of Directors. Subject to the decision of the Board of Directors to the contrary the President shall have authority to execute leases, checks, bonds, mortgages and other contracts requiring a seal under the seal of the corporation.

         10. VICE PRESIDENT. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, except as otherwise provided by the Board of Directors, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

         11. TREASURER AND ASSISTANT TREASURER. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities and valuable documents of the corporation, except as the Board of Directors may otherwise provide. Subject to the decision of the Board of Directors to the contrary, the Treasurer shall have authority to execute leases, checks, bonds, mortgages and other contracts requiring a seal under the seal of the corporation.

         The Assistant Treasurer, if there be one, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and shall have such other powers
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as the Board of Directors may from time to time prescribe.

         12. CLERK AND ASSISTANT CLERK. The Clerk shall keep a record of the meetings of the stockholders and the Board of Directors. Unless a Transfer Agent is appointed, the Clerk shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at the office of the Clerk, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address, and the amount of stock held by each.

         The Assistant Clerk, if there be one, shall, in the absence or disability of the Clerk, perform the duties and exercise the powers of the Clerk and shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

         In the absence of the Clerk and Assistant Clerk at any meeting of the stockholders or Board of Directors, a temporary Clerk shall be chosen who shall record the proceedings of such meeting.

         13. OTHER POWERS AND DUTIES. Each officer shall, subject to these By-Laws and except as otherwise provided by the Board of Directors, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to the office then occupied by such officer and such additional duties and powers as the Board of Directors may from time to time designate.

                                   ARTICLE VI
                                  CAPITAL STOCK

         1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Board of Directors. The certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer; provided, however, such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such officer were still in office at the time of its issue.

         Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the corporation is a party, shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restrictions and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

         2. TRANSFERS. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its
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transfer agent may reasonably require. When such stock certificates are thus properly surrendered to the corporation or its transfer agent, the corporation or its transfer agent shall cause the records of the corporation to reflect the transfer of the shares of stock. The corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws or, upon the advice of counsel, until the corporation shall have received other reasonable written evidence of such transfer.

         3. RECORD DATE. The Board of Directors may fix in advance a time not more than sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed, the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

         4. REPLACEMENT OF CERTIFICATES. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, destruction or mutilation and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent.

         5. ISSUE OF CAPITAL STOCK. The whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of the capital stock of the corporation held in its treasury may be issued or disposed of at any time or from time to time by vote of the Board of Directors, in such manner, for such consideration and on such terms as the Directors may determine.

         6. STOCKHOLDERS. It shall be the duty of each stockholder to notify the corporation of his post office address and of his taxpayer identification number.

         7. REACQUISITION OF STOCK. Shares of stock previously issued which have been reacquired by the corporation, may be restored to the status of authorized but unissued shares by vote of the Board of Directors, without amendment of the Articles of Organization.

                                   ARTICLE VII
                                  MISCELLANEOUS

         1. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer
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except as the Board of Directors may generally or in particular cases otherwise determine.

         2. VOTING OF SECURITIES. Except as the Board of Directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney in fact for, this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

         3. CORPORATE RECORDS. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

         4. EVIDENCE OF AUTHORITY. A certificate by the Clerk or an Assistant Clerk, or a temporary Clerk, as to any action taken by the stockholders, Board of Directors, Executive Committee or any officer or representative of the corporation shall as to all persons who rely thereon in good faith be conclusive evidence of such action.

         5. ARTICLES OF ORGANIZATION. All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and as restated and in effect from time to time.

         6. TRANSACTIONS WITH INTERESTED PARTIES. In the absence of fraud or bad faith, no contract or other transaction between this corporation and any other corporation or any firm, association, partnership or person shall be void, voidable or otherwise affected or invalidated by reason of the fact that any Director or officer of this corporation is pecuniarily or otherwise interested in or is a director, officer, stockholder, employee, partner or member of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or is in any way connected with any person or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein; provided that the fact that such person individually or as a director, officer, stockholder, employee, partner or member of such corporation, firm, association or partnership is such a party or is so interested shall be disclosed to or shall have been known by the Board of Directors or a majority of such members thereof as shall be present at a meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; any Director may be counted in determining the existence of a quorum and may vote at any meeting of the Board of Directors of this corporation for the purpose of authorizing any such contract or transaction with like force and effect as if such Director were not so interested, or were not a director, officer, employee, stockholder, partner or member of such other corporation, firm, association or partnership, provided that any vote with respect to such contract or transaction must be adopted by a majority of the Directors then in office who have no interest in such contract or transaction.

         7. INDEMNIFICATION. Each director, officer, employee and other agent of the corporation, and any person who at the request of the corporation, serves as a director, officer, employee or other agent of another organization in which
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the corporation directly or indirectly owns shares or of which it is a creditor shall be indemnified by the corporation against any cost, expense (including attorneys fees), judgment, liability and/or amount paid in settlement reasonably incurred by or imposed upon such director, officer, employee or agent in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency), to which any of them may be made a party or otherwise involved or with which any of them shall be threatened, by reason of their being, or related to their status as, a director, officer, employee or other agent of the corporation or of any other organization in which the corporation directly or indirectly owns shares or of which the corporation is a creditor, which other organization any of them serves or has served as director, officer, employee or other agent at the request of the corporation (whether or not any of them continues to be a director, officer, employee or other agent of the corporation or such other organization at the time such action, suit or proceeding is brought or threatened), unless such indemnification is prohibited by the Business Corporation Law of the Commonwealth of Massachusetts. The foregoing right of indemnification shall be in addition to any rights to which any such person may otherwise be entitled and shall inure to the benefit of the executors or administrators of each such person. The corporation may pay the expenses incurred by any such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit, or proceeding, upon receipt of any undertaking by such person to repay such payment if it is determined that such person is not entitled to indemnification hereunder. This section shall be subject to amendment or repeal only by action of the stockholders.

         8. DISALLOWED DEDUCTION. Any payments directly or indirectly made to an officer or other employee or agent of the corporation such as salary, commission, bonus, interest, rent, payment of expenses or reimbursement of entertainment or other expense incurred by any such person, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer, employee or agent to the full extent of such disallowance. It shall be the duty of the Board of Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, employee or agent, subject to the determination of the Board of Directors, proportionate amounts may be withheld from the future compensation payments of any such person until the amount owed to the corporation has been recovered.

         9. AMENDMENTS. These By-laws, to the extent provided in these By-laws, may be amended or repealed, in whole or in part, and new By-laws adopted either
(a) by the stockholders at any meeting of the stockholders by the affirmative vote of the holders of at least a majority of the capital stock present and entitled to vote, provided that notice of the proposed amendment or repeal or of the proposed making of new By-laws shall have been given in the notice of such meeting, or (b) if so authorized by the Articles of Organization, by the Board of Directors at any meeting of the Board by the affirmative vote of a majority of the Directors then in office, but no amendment or repeal of a By-law shall be voted by the Board of Directors and no new By-law shall be made by the Board of Directors which alters the provisions of these Bylaws with respect to removal of Directors, or the election of committees by Directors and the delegation of powers thereto, nor shall the Board of Directors make, amend or repeal any provision of the By-laws which by law, the Articles of Organization or the By-laws requires action by the stockholders. No change in the date fixed by the By-laws for the annual meeting of stockholders shall be made within sixty (60) days before the date fixed by the By-laws for the annual meeting, and if any change of that date is made, notice of such change shall be given to all stockholders at least twenty (20) days before the new date fixed for such meeting. Not later than the time of giving notice of the meeting of stockholders next following the making, amending, or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to
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all stockholders entitled to vote on amending the By-laws. Any By-law or amendment of a By-law made by the Board of Directors may be amended or repealed by the stockholders by affirmative vote as above provided in this Section 9.